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                EXHIBIT 23 - CONSENT OF MCGLADREY & PULLEN, LLP

                      [McGLADREY & PULLEN, LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the Company's previously filed Registration Statement File No. 333-10739.

                                          /s/ MCGLADREY & PULLEN LLP


Champaign, Illinois
March 19, 1997